Exhibit 99.2

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

Pharmasset Initiates Dosing in a Combination Study of PSI-7977 and PSI-938 for Chronic Hepatitis C

–	Phase 1 combination study of a pyrimidine (PSI-7977) and purine (PSI-938) nucleotide analog in patients with chronic hepatitis C

–	Interim data expected in first quarter of 2011

PRINCETON, NJ – (November 30, 2010) – Pharmasset, Inc. (Nasdaq: VRUS) announced today that dosing has begun in Part 2 of a Phase 1 study. This is the first clinical study combining a purine (PSI-938) and a pyrimidine (PSI-7977) nucleotide analog for HCV, and is designed to evaluate once daily doses of PSI-7977 and PSI-938 in patients with HCV who have not been treated previously.

“We are excited to be initiating this combination study with two proprietary nucleotide analogs for HCV,” stated Michelle Berrey, MD, MPH, Pharmasset’s Chief Medical Officer. “Based on our in vitro data, we believe the combination of two nucleotide analogs could provide potent antiviral activity across multiple HCV genotypes and could also have a higher barrier to resistance compared to other DAA combinations. We believe nucleotide analogs have a number of key attributes that may make them ideal partners for other DAA combinations, in addition to a ‘nuc-nuc’ combination.”

About the Phase 1 Trial

In Part 1 of the Phase 1 multiple ascending dose study of PSI-938, suppression of HCV RNA below the limit of detection (LOD, <15 IU/mL) was observed in over half of the patients who received PSI-938 at daily doses of 200 mg or 300 mg for seven days. Part 2 of the study is designed to evaluate the combination of PSI-938 and PSI-7977. The primary objective is to assess the safety, tolerability and pharmacokinetics of PSI-938 administered alone for 14 days, and in combination with PSI-7977 for 7 to 14 days. The secondary objective is to evaluate viral kinetics of HCV RNA during monotherapy and combination nucleotide dosing. Approximately forty patients are expected to be enrolled into four cohorts as follows:

•	PSI-938 QD administered as monotherapy for 14 days, followed by;

•	PSI-938 QD for 7 days followed by PSI-938 plus PSI-7977 QD for 7 days and

•	PSI-7977 QD for 7 days followed by PSI-938 plus PSI-7977 QD for 7 days, followed by;

•	PSI-938 plus PSI-7977 QD for 14 days

We expect to report preliminary results from Part 2 of this Phase 1 study during the first quarter of calendar year 2011. We also expect to initiate a Phase 2 study of PSI-938 in combination with PSI-7977 during mid-2011. This Phase 2 study proposes to explore durations of PSI-938 and PSI-7977 in interferon-free combinations with an SVR endpoint.

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are “forward-looking statements,” that involve risks, uncertainties, and other important factors, including, without limitation, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of risks, uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the Securities and Exchange Commission and discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission.